UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES AND EXCHANGE ACT OF 1934

December 13, 2016 (December 9, 2016)

Date of report (Date of earliest event reported)

HERITAGE GLOBAL INC.

(Exact Name of Registrant as Specified in its Charter)

FLORIDA

(State or Other Jurisdiction of

Incorporation or Organization)

0-17973	59-2291344
(Commission File No.)	(I.R.S. Employer Identification No.)

12625 High Bluff Drive, Suite 305, San Diego, CA 92130

(Address of Principal Executive Offices)

(858) 847-0656

(Registrants Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2016, Heritage Global Inc. (the “Company”) issued option awards under the Heritage Global Inc. 2016 Stock Option Plan (the “2016 Plan”) and the Heritage Global Inc. 2010 Non-Qualified Stock Option Plan (the “2010 Plan”) to certain employees, including its named executive officers.

The 2016 Plan was previously approved by a vote at the special meeting of stockholders (the “Special Meeting”) held on September 14, 2016.  Further information about the 2016 Plan can be found in the Company’s definitive proxy statement in connection with the Special Meeting filed with the Securities and Exchange Commission (the “SEC”) on August 5, 2016.  The 2016 Plan was registered on Form S-8 filed with the SEC on November 7, 2016.

The option awards vest ratably over a four-year period, with 25% of the option shares vesting on each anniversary of the initial grant date.  The option awards expire 10 years after the initial grant date.

The table below summarizes the option awards issued to the Company’s named executive officers:

Name of Officer	Title	Stock Option Plan	Option to Purchase Shares	Strike Price
Ross Dove	Chief Executive Officer	2010 Plan	325,000	$0.45
Kirk Dove	President and Chief Operating Officer	2016 Plan	325,000	$0.45
Scott A. West	Chief Financial Officer	2016 Plan	180,000	$0.45
James E. Sklar	Executive Vice President, General Counsel and Secretary	2016 Plan	180,000	$0.45
Kenneth Mann	Senior Managing Director of Equity Partners	2016 Plan	300,000	$0.45
David Ludwig	President of NLEX	2010 Plan	200,000	$0.45

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Heritage Global Inc.

Date: December 13, 2016	By:	/s/ Scott A. West
	Name:	Scott A. West
	Title:	Chief Financial Officer